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                                  AMENDMENT

     Amendment ("Amendment") dated May 27, 1997 to letter agreement ("Original Letter Agreement") dated May 10, 1989, between NORD RESOURCES CORPORATION, a Delaware Corporation (the "Company"), and EDGAR F. CRUFT ("Cruft").

     WHEREAS, pursuant to the Original Letter Agreement, the Company and Cruft agreed that in the event of a Change of Control (as defined in the Letter Agreement), Cruft would be entitled to certain rights and benefits were his employment by the Company terminated within two years thereafter, which agreement had a term through December 31, 1993;

     WHEREAS, by agreements dated January 4, 1994 and December 6, 1995, the term of the Original Letter Agreement was extended to December 31, 1997 (as so extended, "Letter Agreement");

     WHEREAS, contemporaneously herewith, the Company and Cruft have agreed that Cruft will no longer be President of the Company and its affiliate, NORD PACIFIC LIMITED ("NPL"), and will continue to serve as Chairman of the Board of the Company and NPL, in a non-executive officer capacity; and

     WHEREAS, the Company desires to retain the benefits of Cruft's continuing his relationship with the Company as Chairman of both the Company and NPL on a part-time basis:

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     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

     1. If a Change of Control occurs at or prior to December 31, 1997, Cruft's part-time employment by the Company shall be deemed to be "employment" by the Company for purposes of the Letter Agreement and termination of his part-time employment (voluntarily or involuntarily) shall be deemed to be "termination of employment" for such purposes (hereinafter referred to as "Termination").

     2. In the event of a Termination, the compensation payable to Cruft upon Termination pursuant to Section 5(b) of the Letter Agreement shall be calculated as if the Termination occurred on the date hereof and shall, therefore, be based upon Cruft's compensation for the periods ended on the date hereof.

     3. The provisions of Section 8 of the Letter Agreement are hereby terminated.

     4. Except as otherwise amended hereby, the provisions of the Letter Agreement shall remain in full force and effect.

                                               NORD RESOURCES CORPORATION

                                               By:  /s/ W. PIERCE CARSON
                                                  -----------------------------

                                               --------------------------------
                                               EDGAR F. CRUFT

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